UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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☒  Definitive Proxy Statement

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☐  Soliciting Material Pursuant to §240.14a-12

CHOICEONE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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109 East Division
Sparta, Michigan 49345

April 19, 2018

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc. to be held at:

Moss Ridge Golf Club
13545 Apple Avenue
Ravenna, Michigan
May 23, 2018

11:00 a.m. Annual Meeting; social period to immediately follow

The purpose of the meeting is to elect directors and to consider the other matters described in this proxy statement.

Please plan to join us for an informal social period immediately following the conclusion of the business portion of the Annual Meeting, which starts at 11:00 a.m. A light lunch and refreshments will be served during the social period. Shareholders holding stock in single ownership form are invited to bring a guest.

Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. All shareholders should sign proxies as their names appear on the proxy.

Shareholders of record at the close of business on March 26, 2018 are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately April 19, 2018.

We hope you will join us at the 2018 Annual Meeting. We look forward to seeing you there.

Sincerely,

Kelly J. Potes
President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, on Wednesday, May 23, 2018, at 11:00 a.m. local time, for the following purposes:

1.To elect four directors from among the nominees named in this proxy statement.

2.Advisory approval of the Company’s executive compensation.

3.Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.

4.Approval of an amendment to the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares.

We will also transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 26, 2018, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately April 19, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2018: A complete set of proxy materials relating to our annual meeting and our annual report for the year ended December 31, 2017 are available on the Internet at: www.choiceone.com/proxymaterials.

By Order of the Board of Directors,

Mary J. Johnson
Secretary

April 19, 2018

It is important that your shares be represented at the
meeting. Even if you expect to attend the meeting,

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.

109 East Division
Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2018

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on Wednesday, May 23, 2018, at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, at 11:00 a.m. local time.

This proxy statement and the enclosed proxy are first being mailed to ChoiceOne shareholders on approximately April 19, 2018, in connection with the solicitation of proxies by ChoiceOne’s Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our,” “ChoiceOne” and the “Company” refer to ChoiceOne Financial Services, Inc. and “you” and “your” refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors, advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, the ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year, and approval of an amendment to the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares. Your Board of Directors recommends that you vote FOR each of the nominees discussed in this proxy statement, FOR approval of the compensation of the Company’s named executive officers, FOR ratification of the selection of auditors, and FOR approval of the proposed amendment to the Company’s Stock Incentive Plan of 2012.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock at the close of business on March 26, 2018. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of March 26, 2018, there were 3,444,978 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted “FOR” each nominee named in this proxy statement, “FOR” approval of the compensation of the Company’s named executive officers, “FOR” ratification of the selection of auditors, and “FOR” approval of the proposed amendment to the Company’s Stock Incentive Plan of 2012. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we did not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•delivering written notice of revocation to the Secretary of ChoiceOne prior to the meeting;

•by delivering a proxy bearing a later date than the proxy you wish to revoke prior to the meeting; or

•attending and voting in person at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the “Bank”) will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to soliciting proxies.

Required Vote and Quorum

Election of Directors. A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

Advisory Approval of Executive Compensation. The advisory vote on executive compensation will be approved on an advisory basis if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on this proposal voted in favor of approval.

Ratification of Independent Auditors. The ratification of the selection of Plante & Moran, PLLC as our independent auditors for the current fiscal year will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of ratification. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted in favor of this proposal.

Approval of Proposed Amendment to the Company’s Stock Incentive Plan of 2012. The proposal to amend the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted in favor of this proposal.

Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on the proposal voted in favor of approval.

Quorum. A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

Election of Directors

The Board of Directors presently consists of 10 individuals divided into three classes. Each class of directors is as equal as possible in number and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old.

Following recommendation by the Governance and Nominating Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2021:

Greg L. Armock
James A. Bosserd
Paul L. Johnson
Roxanne M. Page

Each proposed nominee currently serves as a director of ChoiceOne. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election – which we do not anticipate – the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named.

ChoiceOne’s Board of Directors and Executive Officers

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and ChoiceOne’s executive officers. The biographical information for each nominee and director includes the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board to determine that the person should continue to serve as a director for the Company. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

Nominees for Election as Directors with Terms Expiring in 2021

Greg L. Armock (age 48) is the owner and president of Armock Mechanical Contractors, Inc., a provider of commercial HVAC, ventilation, plumbing, refrigeration and fabrication services. Mr. Armock is also an owner in multiple limited liability companies and investments. Mr. Armock was appointed a director of ChoiceOne and the Bank in January 2018. Mr. Armock is qualified for service as a continuing director by virtue of his substantial business and entrepreneurial experience and skills.

James A. Bosserd (age 68) has been a director of ChoiceOne and the Bank since he was appointed to those boards in April 2001. Mr. Bosserd served as Chief Executive Officer of ChoiceOne and the Bank from April 2001 until his retirement on June 1, 2016, and served as President of ChoiceOne and the Bank from April 2001 to June 2015. Mr. Bosserd was President of ChoiceOne Insurance Agencies, Inc. from April 2001 until June 2016. Prior to joining ChoiceOne and the Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997. Mr. Bosserd was a director of West Shore Computer Services, Inc., a data processing company in which the Bank owns a 25% interest, from February 2002 until June 2016. Mr. Bosserd is a director and member of the compensation committee of the United Methodist Finance Authority. He is a former director of the MACB Service Corporation, Meadowlark Advisory Board, Michigan FFA Foundation, Sparta United Methodist Church Board, Michigan Bankers Association, Sparta Downtown Development Authority, Wolverine World Wide YMCA, Howard Christensen Nature Center, and Community Bankers of Michigan (CBM, formerly MACB), and a former member of Sparta United Methodist Church audit committee and CBM’s audit and compensation committees. Mr. Bosserd has over 24 years of experience serving in senior executive positions at West Michigan banks, including service as ChoiceOne’s President for fourteen years and Chief Executive Officer for fifteen years. Mr. Bosserd is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

Paul L. Johnson (age 68) is the owner and retired President of Falcon Resources, Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson was appointed as Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013, served as Vice Chairman from July 2013 until December 2013, and has been a director of ChoiceOne and the Bank since July 1999. Mr. Johnson has been a director of ChoiceOne Insurance Agencies, Inc. from November 2000 through December 2006. Mr. Johnson is qualified for service as a continuing director by virtue of his extensive business and entrepreneurial experience and skills, including eighteen years of experience as a director of ChoiceOne and the Bank. Mr. Johnson also has significant knowledge of and experience with the markets and customers that we serve.

Roxanne M. Page (age 48) is a Certified Public Accountant and Partner with Beene Garter, LLP, an independently owned accounting and consulting firm. Ms. Page was appointed as Vice Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013 and has been a director of ChoiceOne and the Bank since August 2010. Ms. Page served as a director for the Wolverine World Wide YMCA Advisory Board until 2013. Ms. Page is qualified for service as a continuing director by virtue of her substantial accounting and finance expertise and experience.

Your Board of Directors and Governance and Nominating Committee, which consists entirely of independent directors, recommend that you vote FOR the election of all nominees as directors.

Continuing Directors with Terms Expiring in 2020

Keith D. Brophy (age 55) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Brophy assumed the role of Managing Director of the BCBSM Emerging Markets Business Lab in February 2018. He was the State Director and Chief Executive Officer of the Michigan Small Business Development Center from March 2015 until February 2018, was previously the Chief Executive Officer of Ideomed, Inc., a health care technology firm, until February 2015, held executive positions with RCM Technologies and Nusoft Solutions, and was co-founder and Chief Executive Officer of technology firm Sagestone Consulting prior to that. Mr. Brophy also serves as a director and member of the compensation committee of Greatland Corporation, and as a director of the West Michigan Center for Arts and Technology. Mr. Brophy serves on advisory boards for the Grand Rapids SmartZone Local Finance Development Authority, the University of Michigan MTRAC Life Sciences Fund and the University of Michigan Monroe-Brown Seed Fund, and Trivalent. He is a member and owner in Life Touch 2 LLC, and previously served on other for-profit and non-profit boards in the community, including the Frederick Meijer Gardens and Sculpture Park and the State of Michigan Small Business Development Center advisory boards. Mr. Brophy is qualified for service as a continuing director by virtue of his entrepreneurial, technology, and executive experience.

Jack G. Hendon (age 62) is a Certified Public Accountant, Co-Founder, and Partner with H&S Companies, PC, an independently owned accounting and consulting firm. Mr. Hendon is also a partner in HS&C Group LLC, H&S Plaza LLC, H&S Land Company LLC, and Brite Eyes Brewing LLC. Mr. Hendon has been a director of ChoiceOne and the Bank since August 2013. Mr. Hendon serves as a director of the Newaygo Area Promise Zone and is a former director and audit committee chair of Fremont Michigan Insuracorp, which was a Securities and Exchange Commission (“SEC”) reporting company. Mr. Hendon is qualified for service as a continuing director by virtue of his substantial accounting and finance expertise and experience and his experience as a director of an SEC reporting company.

Dennis C. Nelson (age 69) has been a director of ChoiceOne and the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and was a director of Valley Ridge Bank after the consolidation of Kent City State Bank and The Grant State Bank (“Grant”) to form Valley Ridge Bank (the “Consolidation”), a director of Valley Ridge since it merged with Community Bank Corporation (“Community”) on July 1, 1996 (the “Valley Ridge/Community Merger”) and a director of Community and/or Grant, the subsidiary bank of Community, from 1985 until the Valley Ridge/Community Merger and the Consolidation. Dr. Nelson is a practicing doctor of dental surgery, president of Nelson & Nelson DDS, PLC, and former owner of NAR Properties. Dr. Nelson is qualified for service as a continuing director by virtue of his more than 30 years of experience as a director of a community bank or bank holding company in West Michigan, as well as the fact that he is a business owner and has substantial experience with and knowledge of finance and accounting.

Continuing Directors with Terms Expiring in 2019

Raymond A. Lanning (age 51) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Lanning is the President and an owner of NEL Financial, LLC and New Equipment Leasing, Inc., companies that provide and support a wide variety of equipment for lease. Mr. Lanning is also an owner in multiple limited liability companies and investments. Mr. Lanning is qualified for service as a continuing director by virtue of his credit expertise and financial and executive experience.

Nels W. Nyblad (age 64) owns Nels Nyblad Family Farm LLC. Mr. Nyblad is also a director of Nyblad Orchards, Inc., Rossroy Enterprises, Nyblad Properties Grand Traverse, LLC, and Nyblad Farms, and former director of Michigan Agricultural Cooperative Marketing Association, Inc. and Cherry Growers Inc. Mr. Nyblad has been a director of ChoiceOne and the Bank since June 2008. Mr. Nyblad is qualified for service as a continuing director by virtue of his substantial business, agricultural, and entrepreneurial experience and experience as a director of several Michigan businesses.

Kelly J. Potes (age 56) has been the Chief Executive Officer of ChoiceOne and the Bank since June 1, 2016 as well as the President and a director of ChoiceOne and the Bank since June 2015. Mr. Potes has served as President of ChoiceOne Insurance Agencies, Inc. since June 2016, and formerly served as Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. from January 2001 until June 2016 and Senior Vice President of the Bank from January 2011 until June 2015. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, from 1998 to 2001 and Vice President, Retail Services of the Bank from 1984 to 1998. Mr. Potes has been a director of West Shore Computer Services, Inc., a data processing company in which the Bank owns a 25% interest, since June 2016. He is a director of ChoiceOne Insurance Agencies, Inc., Sparta Downtown Development Authority, Wolverine World Wide YMCA, and Michigan Community Bankers Service Company. Mr. Potes formerly served as a Trustee of the Sparta Board of Education and director of West Michigan United Methodist Church Board of Pension and Health. Mr. Potes is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

Executive Officers who are not Directors

Lee A. Braford (age 57) has been a Senior Vice President since January 2012, a Vice President of the Bank in Business Development since September 2001, and an executive officer since January 2011. He currently serves as Chief Credit Officer. Mr. Braford was also employed by the Bank from 1980 to 1997. Mr. Braford serves on the board of the Sparta Community Foundation, previously as its chairman, and previously served on the board of Ravenna Baptist Church.

Sheila R. Clark (age 62) has been a Senior Vice President of the Bank since January 2007, was a Vice President of the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and, prior to that, was a Vice President of Valley Ridge Bank since June 1999. Ms. Clark has been employed by either the Bank or Valley Ridge Bank since July of 1982 serving in various management and executive capacities. Ms. Clark was employed by Sparta State Bank (now the Bank) from Fall 1973 to Spring 1979. Ms. Clark also serves as a director of Sparta Rotary, previously as its President, and Mid-Michigan Banking Group, previously as its President.

Adom J. Greenland (age 37), a Certified Public Accountant, has been a Senior Vice President of the Bank since November 2015 and a Vice President of the Bank since 2013. He currently serves as Chief Operating Officer. Prior to his employment with ChoiceOne, Mr. Greenland was a Senior Manager with PricewaterhouseCoopers, a global accounting and consulting firm.

Bradley A. Henion (age 48) has been a Senior Vice President and Chief Lending Officer of the Bank since November 2015. Prior to his employment with ChoiceOne, Mr. Henion was Market President of First Community Bank, formerly Select Bank, in Grand Rapids, Michigan. Prior to that, he worked with Greenstone Farm Credit Services and Bank of America, formerly LaSalle Bank.

Mary J. Johnson (age 54) has been a Senior Vice President and Cashier of the Bank since December 2010 and a Vice President of the Bank since September 1998. Prior to that, Ms. Johnson was employed by the Bank in April 1985, serving in various management and executive capacities since April 1993. Ms. Johnson was appointed Secretary of ChoiceOne and the Bank in April 2011 and has been a director of ChoiceOne Insurance Agencies, Inc. since January 2011. Ms. Johnson serves as an officer of Johnson & Johnson Builders, Inc., a construction company. Ms. Johnson also serves as a director of the Sparta Chamber of Commerce.

Thomas L. Lampen (age 62), a Certified Public Accountant, has been a Senior Vice President of the Bank since December 2011, Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Mr. Lampen has been the Treasurer of ChoiceOne Insurance Agencies, Inc. since January 1996. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, shareholders may cast an advisory vote on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Company has designed its executive compensation programs to attract, motivate, reward and retain senior management talent, and to encourage senior management to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Personnel and Benefits Committee, which consists entirely of independent directors, oversees the compensation of the Company’s named executive officers. The Personnel and Benefits Committee believes that the Company’s compensation programs are appropriate for the Company taking into account such factors as the size of the Company and the Bank, the market for executive talent in which we compete, and the Company’s short-term and long-term strategic objectives. The Personnel and Benefits Committee believes that the Company’s compensation programs strike an appropriate balance between incentivizing growth while not encouraging excessive risk-taking. For these reasons, we are recommending that our shareholders vote “FOR” the adoption of the following resolution:

RESOLVED, that the shareholders of ChoiceOne Financial Services, Inc. (the “Company”) approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders under the heading entitled “Executive Compensation.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and Personnel and Benefits Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. The next such vote will occur at the 2018 annual meeting of shareholders.

Your Board of Directors and Personnel and Benefits Committee, which consists entirely of independent directors, recommend that you vote FOR the approval of the compensation of the Company’s named executive officers.

Ratification of the Selection of Independent Registered Public Accounting Firm

ChoiceOne’s Audit and Compliance/CRA Committee (“Audit Committee”) has approved the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm to audit the financial statements of ChoiceOne and its subsidiaries for 2018, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Audit Committee and the Board of Directors propose and recommend that shareholders ratify the selection of Plante & Moran, PLLC to serve as the Company’s independent auditors for the year ending December 31, 2018. More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Registered Public Accounting Firm,” and “Audit Committee Report.”

If the shareholders do not ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider a change in auditors for the next year.

Your Board of Directors and Audit Committee, which consists entirely of independent directors, recommend that you vote FOR ratification of the selection of Plante & Moran, PLLC as our independent auditors for 2018.

Approval of an amendment to the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares

The board of directors believes that the long-term interests of ChoiceOne are advanced by aligning the interests of its corporate and subsidiary officers and key employees with the interests of its shareholders. Therefore, to attract, retain and motivate officers and key employees of exceptional abilities, and to recognize the significant contributions these individuals have made to the long-term performance and growth of ChoiceOne and its subsidiaries, on February 22, 2012, the board of directors adopted and approved, and on April 25, 2012 the shareholders approved, the ChoiceOne Financial Services, Inc. Stock Incentive Plan of 2012 (the “Incentive Plan”).

As of the date of this proxy statement, there are 16,850 shares remaining available for issuance under the Incentive Plan. Such shares are insufficient to grant awards in 2018 or future years consistent with awards granted in prior years. The board of directors believes that equity compensation is important for attracting and retaining talent and aligning the interests of management and our shareholders. Therefore, the board of directors has adopted and approved, subject to shareholder approval, an amendment to the Incentive Plan to increase the number of shares authorized for issuance under the Incentive Plan from 100,000 shares to 200,000 shares.

We have used, and intend to continue to use, the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on or related to shares of ChoiceOne common stock (collectively referred to as “incentive awards”). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide ChoiceOne with a great deal of flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

If shareholders approve the proposed amendment to increase the number of shares authorized for issuance under the Incentive Plan, then incentive awards may continue to be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan’s effective date, February 22, 2012. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for such minimum consideration as determined by the Personnel and Benefits Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA). If the proposed amendment to the Incentive Plan is not approved by the shareholders, no additional shares in excess of the 100,000 shares previously approved by the shareholders would be made under the Incentive Plan to any employee.

The following is a summary of the material features of the Incentive Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the proposed amended Incentive Plan, a copy of which is attached hereto as Appendix A. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and ChoiceOne. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state in which a participant may reside, and is subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

Authorized Shares

Subject to certain anti-dilution and other adjustments, if the proposed amendment is approved by the shareholders, a total of 200,000 shares of ChoiceOne’s common stock, no par value per share, will be authorized for issuance under the Incentive Plan, including the 83,150 shares subject to incentive awards awarded prior to the date of this proxy statement. Shares of common stock authorized under the Incentive Plan could be either unissued shares, shares issued and repurchased by ChoiceOne (including shares purchased on the open market) or shares issued and otherwise reacquired by ChoiceOne. Shares subject to incentive awards that are canceled, surrendered, modified, exchanged for substitute incentive awards, or that expire or terminate prior to exercise or vesting in full, and shares that are surrendered to ChoiceOne in connection with the exercise or vesting of incentive awards, whether previously owned or otherwise subject to such incentive awards, would remain available under the Incentive Plan. The Incentive Plan does not allow any participant to receive, in any calendar year, incentive awards issued under the Incentive Plan with respect to more than 25% of the total number of shares available under the Incentive Plan. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Personnel and Benefits Committee may adjust the incentive awards appropriately. Unless the Incentive Plan is terminated earlier by the board of directors, incentive awards may be granted at any time before or on February 22, 2022, when the Incentive Plan will terminate according to its terms. On April 10, 2018, the last reported sales price of ChoiceOne common stock was $26.00.

Eligible Participants

Officers and key employees of ChoiceOne and its subsidiaries may receive incentive awards under the Incentive Plan. We anticipate that the persons who will be eligible to receive incentive awards under the Incentive Plan will be primarily officers (currently 7 persons) and certain key employees. In 2017, 7 officers and 18 key employees of ChoiceOne received awards under the Incentive Plan. Additional individuals may become officers or key employees in the future and could participate in the Incentive Plan. Officers and key employees of ChoiceOne and its subsidiaries may be considered to have an interest in the Incentive Plan because they may in the future receive incentive awards under it.

New Plan Benefits

The benefits received by ChoiceOne’s named executive officers under the Incentive Plan during 2017 were as follows:

Name	Dollar Value ($)	Number of Shares
Kelly J. Potes	$ 24,280	6,500
Bradley A. Henion	14,695	2,000
Adom J. Greenland	14,695	2,000
All current executive officers	112,450	18,500
All current non-executive directors	—	—
All employees, excluding executive officers	124,200	5,400

Because benefits under the Incentive Plan will depend on the Personnel and Benefits Committee’s actions and the fair market value of ChoiceOne common stock at various future dates, the benefits payable under the Incentive Plan are not determinable.

Administration of the Incentive Plan

The Incentive Plan is administered by the Personnel and Benefits Committee of the board of directors. The committee is authorized and empowered to do all things that it determined to be necessary or advisable in connection with the administration of the Incentive Plan. The committee determines, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The committee may amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan.

Stock Options

The Incentive Plan permits ChoiceOne to grant to participants options to purchase shares of ChoiceOne common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option counts as the number of shares of common stock subject to the stock option. Certain stock options that may be granted under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code.

The Personnel and Benefits Committee establishes the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents contain terms and conditions that the committee determines to be advisable, including vesting requirements to encourage long-term ownership of shares. The exercise price of a stock option is determined by the Personnel and Benefits Committee, but must be at least 100% of the market value of ChoiceOne common stock on the date of grant.

When exercising all or a portion of a stock option, a participant may pay the exercise price with cash or, if permitted by the Personnel and Benefits Committee, shares of ChoiceOne common stock, or other consideration substantially equal to cash. The committee may also authorize payment of all or a portion of the exercise price in the form of a promissory note or other deferred payment installments, except as limited by the Sarbanes-Oxley Act of 2002, other laws, rules or regulations, or the Incentive Plan. Any promissory note or deferred payment must be with full recourse and at the market rate of interest. The board of directors may restrict or suspend the power of the committee to permit such loans, however, and may require that adequate security be provided. In addition, the Personnel and Benefits Committee may implement a program for broker-assisted cashless exercises of stock options.

Although the term of each stock option is determined by the Personnel and Benefits Committee, no stock option may be exercisable under the Incentive Plan after ten years and one day after the date it was granted. Stock options generally will be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves his or her employment. If an option holder is terminated for cause, the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Incentive Plan, if an option holder retires (as defined in the Incentive Plan) as an employee, he or she could exercise options for three years after retirement unless the options expire earlier by their terms, and only to the extent the holder was entitled to exercise the options on the date of retirement and not beyond the original terms.

Without Personnel and Benefits Committee approval, stock options granted under the Incentive Plan generally may not be transferred, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The committee may impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

Incentive Stock Options. Under current federal income tax laws, an option holder does not recognize income and ChoiceOne does not receive a deduction at the time an incentive stock option is granted or at the time the incentive stock option is exercised. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder’s basis equals the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. ChoiceOne receives no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

If an option holder fails to meet any of the conditions described above relating to holding periods and exercise windows following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option at the time of exercise, or (b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. ChoiceOne would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options - those options that do not meet the Internal Revenue Code’s definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and ChoiceOne would not receive a deduction when a nonqualified stock option is granted. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). ChoiceOne would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder’s tax basis in the shares acquired is the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain or loss.

Stock Appreciation Rights

The Incentive Plan also permits the Personnel and Benefits Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of a share of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a “base” price set by the Personnel and Benefits Committee. Under the Incentive Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the day the stock appreciation rights are granted. Stock appreciation rights are exercisable on dates determined by the Personnel and Benefits Committee at the time of grant.

Stock appreciation rights are subject to terms and conditions determined by the Personnel and Benefits Committee. A stock appreciation right may relate to a particular stock option and may be granted simultaneously with or subsequent to the stock option to which it relates. Except to the extent otherwise provided in the Incentive Plan or the grant, (i) stock appreciation rights not related to a stock option are subject to the same terms and conditions applicable to stock options under the Incentive Plan, and (ii) all stock appreciation rights related to stock options granted under the Incentive Plan are granted subject to the same restrictions and conditions and have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they relate and may be subject to additional restrictions and conditions. When stock appreciation rights related to stock options are exercised, such stock options are automatically cancelled with respect to an equal number of underlying shares. Unless the Personnel and Benefits Committee determines otherwise, stock appreciation rights may be settled only in shares of common stock or cash. For purposes of determining the number of shares available under the Incentive Plan, each stock appreciation right counts as one share of common stock, without regard to the number of shares, if any, that are issued upon the exercise of the stock appreciation right and upon such payment.

Federal Tax Consequences of Stock Appreciation Rights

The treatment of stock appreciation rights that are payable solely in the form of ChoiceOne common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and ChoiceOne would not receive a deduction at the time such a stock appreciation right is granted. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock subject to the stock appreciation right (on the date of exercise). ChoiceOne would receive a corresponding deduction for federal income tax purposes. The participant’s tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

Federal income tax laws provide different rules for stock appreciation rights that are payable in cash than for those that are payable solely in the form of ChoiceOne common stock. Under current federal income tax laws, a participant would not recognize any income and ChoiceOne would not receive a deduction at the time such a stock appreciation right is granted. Depending on the terms of the stock appreciation right, a participant may recognize taxable income upon the vesting of a cash-settled stock appreciation right and may also be subject to additional excise taxes and penalties. ChoiceOne would receive a corresponding deduction in any year in which the participant recognizes taxable income.

Restricted Stock and Restricted Stock Units

The Incentive Plan also permits the Personnel and Benefits Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Personnel and Benefits Committee deems appropriate (including continued employment and/or achievement of performance goals established by the committee). Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Personnel and Benefits Committee deems appropriate (including continued employment and/or achievement of performance goals established by the committee). For purposes of determining the number of shares available under the Incentive Plan, each restricted stock unit counts as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Personnel and Benefits Committee, each restricted stock unit is equal to one share of ChoiceOne common stock and entitles a participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock.

As with stock option grants, the Personnel and Benefits Committee may establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Restricted stock and restricted stock units granted to a participant “vest” (i.e., the restrictions on them would lapse) in the manner and at the times that the Personnel and Benefits Committee determines.

Unless the Personnel and Benefits Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant’s employment is terminated during the restricted period (i.e., the period of time during which restricted stock or a restricted stock unit is subject to restrictions) for any reason other than death, disability or retirement (as defined in the Incentive Plan), each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to ChoiceOne. If the participant’s employment is terminated during the restricted period because of death, disability or retirement, then the restrictions on the participant’s shares of restricted stock and restricted stock units would terminate automatically with respect to that respective number of such shares or restricted stock units (rounded to the nearest whole number) equal to the respective total number of such shares or restricted stock units granted to such participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective restricted period except where subject to the attainment of performance goals. All of the remaining shares of restricted stock and restricted stock units would be forfeited and returned to ChoiceOne; however, the Personnel and Benefits Committee could, either before or after a participant dies, becomes disabled or retires, waive the restrictions remaining on any or all of his or her remaining shares of restricted stock and restricted stock units.

Without Personnel and Benefits Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units is not allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than by will or the laws of descent and distribution. All rights with respect to restricted stock and restricted stock units are exercisable during a participant’s lifetime by the participant or his or her guardian or legal representative. The Personnel and Benefits Committee may impose additional restrictions on shares of restricted stock and restricted stock units. Except for restrictions on transferability and risks of forfeiture, holders of restricted stock enjoy all other rights of a shareholder with respect to the restricted stock, including dividend and liquidation rights and full voting rights. Holders of restricted stock units enjoy dividend and liquidation rights with respect to shares of common stock subject to unvested restricted stock units, but do not enjoy voting rights with respect to such shares. Unless the Personnel and Benefits Committee determines otherwise, or the restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested restricted stock and shares of common stock subject to unvested restricted stock units are subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

Federal Tax Consequences of Restricted Stock and Restricted Stock Units

Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, ChoiceOne is entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant will not recognize income with respect to the forfeited award and ChoiceOne will not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units are reported as compensation income to the participant and ChoiceOne receives a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain or loss in the amount of the difference between the sale price and the participant’s basis in the stock.

Stock Awards

The Incentive Plan also permits the Personnel and Benefits Committee to make stock awards. A stock award of ChoiceOne common stock is subject to terms and conditions set by the Personnel and Benefits Committee at the time of the award. Stock award recipients generally have all voting, dividend, liquidation and other rights with respect to awarded shares of ChoiceOne common stock. However, the committee may impose restrictions on the assignment or transfer of common stock awarded under the Incentive Plan.

Federal Tax Consequences of Stock Awards

The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient’s tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). ChoiceOne is entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a “substantial risk of forfeiture.”

Other Stock-Based Awards

Finally, the Incentive Plan also permits the Personnel and Benefits Committee to grant a participant one or more types of awards based on or related to shares of ChoiceOne common stock, other than the types described above. Any such awards are subject to terms and conditions as the Personnel and Benefits Committee deems appropriate, as set forth in the respective award agreements and as permitted under the Incentive Plan.

Effects of a Change in Control of ChoiceOne

Upon the occurrence of a “change in control” of ChoiceOne (as defined in the Incentive Plan), all outstanding stock options and stock appreciation rights would vest and become exercisable in full immediately prior to the effective time of the change in control and would remain exercisable in accordance with their terms. All other outstanding incentive awards under the Incentive Plan would immediately become fully vested, exercisable and nonforfeitable. In addition, the Personnel and Benefits Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options and/or stock appreciation rights would receive, in lieu of some or all of such awards, cash in an amount equal to the highest price per share actually paid in connection with the change in control over the exercise price of the stock options and/or the base price per share of the stock appreciation rights.

Tax Withholding

With respect to any incentive awards that are made under the Incentive Plan, ChoiceOne may withhold from any cash otherwise payable to a participant or require a participant to remit to ChoiceOne amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Personnel and Benefits Committee determines otherwise, tax withholding obligations may also be satisfied by withholding ChoiceOne common stock to be received upon exercise or vesting of an incentive award or by delivering to ChoiceOne previously owned shares of common stock. ChoiceOne may reasonably delay the issuance or delivery of shares of ChoiceOne common stock pursuant to an incentive award as it determines appropriate to address tax withholding and other administrative matters.

Termination and Amendment of the Incentive Plan or Awards

The board of directors may terminate the Incentive Plan at any time and may from time to time amend the Incentive Plan as it considers proper and in the best interests of ChoiceOne, provided that no such amendment may be made (except adjustments expressly permitted by the Incentive Plan) without the approval of shareholders of ChoiceOne if it would (i) reduce the exercise price of a stock option or the base price of a stock appreciation right below the market value of the underlying stock on the date of the grant, (ii) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, (iii) increase the individual annual maximum award limit, or (iv) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or requirements or rules of any national securities exchange on which ChoiceOne shares are traded or in a manner such that the Incentive Plan would not comply with Section 409A of the Internal Revenue Code. In addition, no amendment to the Incentive Plan or to a previously granted incentive award may impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is required or advisable to satisfy a law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any tax or accounting standard, law or regulation.

Subject to certain limitations, the Personnel and Benefits Committee may amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. ChoiceOne may also suspend a participant’s rights under the Incentive Plan for a period of up to sixty days while a participant’s termination for cause is considered.

Effective Date of the Proposed Amendment

Subject to shareholder approval, the proposed amendment to the Incentive Plan would take effect on May 23, 2018, and, unless terminated earlier by the board of directors, no awards could be made under the Incentive Plan after February 22, 2022.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, as amended, limits to $1,000,000 the annual income tax deduction that a publicly-held Company may claim for compensation paid to its chief executive officer and to its four most highly compensated officers other than the chief executive officer. For awards that were in effect on November 2, 2017, and are not materially modified (“Grandfathered Awards”), qualified “performance-based” compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The performance-based compensation exception to the $1,000,000 limit was repealed for tax years beginning on or after January 1, 2018, except for transition rules that apply to Grandfathered Awards. The Incentive Plan is intended for Grandfathered Awards to qualify as performance-based compensation under Section 162(m), to permit compensation associated with such awards under the Incentive Plan to be tax deductible to ChoiceOne while allowing, as nearly as practicable, the continuation of ChoiceOne’s pre-existing practices with respect to the award of equity compensation. The Incentive Plan will be interpreted, administered and amended if necessary to achieve that intended purpose.

For Grandfathered Awards, stock options and stock appreciation rights awarded under the Incentive Plan would automatically qualify as performance-based compensation. For a Grandfathered Award that is a stock award, restricted stock, restricted stock unit or other stock-based or stock-related award to qualify as performance-based compensation, the vesting or payment of such incentive award must be contingent upon the achievement of one or more performance goals established by the Personnel and Benefits Committee and must otherwise satisfy the requirements of Section 162(m). The performance goals for incentive awards must meet certain other criteria as well to qualify as performance-based compensation, including (i) the performance goals must be established in writing by the Personnel and Benefits Committee during the first 90 days of the applicable performance period and before 25% of the performance period has elapsed, (ii) the satisfaction of the performance goals must be substantially uncertain when established by the committee for the performance period, and (iii) the performance goals must be based solely upon objective criteria from which an independent third party with knowledge of the facts could determine whether the performance goal or set of goals is satisfied and from that determination could calculate the performance-based compensation to be paid.

Under the Incentive Plan the performance goals that may be established by the Personnel and Benefits Committee with respect to performance-based compensation would be limited to any one or more of the following measurements of performance, either individually or in any combination, applied to either ChoiceOne as a whole or to a ChoiceOne subsidiary, either individually or in any combination, and measured against pre-determined levels, the performance of a pre-established peer group or a published or special index: net income; net income per share; return on equity; cash earnings; cash earnings per share, reflecting dilution of the common stock as the committee deems appropriate and, if the committee so determines, net of or including dividends; cash earnings return on equity; operating income; operating income per share; operating income return on equity; return on assets; cash flow; cash flow return on capital; return on capital; productivity ratios; share price (including without limitation growth measures, total shareholder return or comparison to indices); expense or cost levels; margins; operating efficiency; efficiency ratio; customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey; economic value added measurements; market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; reduction of losses, loss ratios, expense ratios or fixed costs; employee turnover; specified objective social goals; and noninterest income.

An incentive award intended to qualify as performance-based compensation could provide that any evaluation of performance could include or exclude certain specific events or their effects that occur during the performance period, including asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in ChoiceOne’s annual report to shareholders for the applicable year; acquisitions, mergers, divestitures or accounting changes; amortization of goodwill or other intangible assets; discontinued operations; and other special charges or extraordinary items.

Registration of Shares

ChoiceOne intends to register the additional shares authorized pursuant to the proposed amendment to the Incentive Plan under the Securities Act of 1933 before any such additional shares are issued under the Incentive Plan in connection with the grant of restricted stock, restricted stock units, stock awards or other stock-based or stock-related awards.

Your Board of Directors recommends that you vote FOR approval of the proposed amendment to the Stock Incentive Plan of 2012.

Corporate Governance

Independence

The Board of Directors has determined that the following 8 of its 10 directors are “independent” directors as defined by the rules of the SEC and the Nasdaq Listing Rules:

Greg L. Armock
Keith D. Brophy
Jack G. Hendon
Paul L. Johnson
Raymond A. Lanning
Dennis C. Nelson
Nels W. Nyblad
Roxanne M. Page

In making this determination, the Board of Directors considered all ordinary course loan and other business transactions between the directors and ChoiceOne.

Committees of the Board of Directors

The Board of Directors has established the following five standing committees:

•Audit and Compliance/CRA Committee

•Executive and Loan Review Committee

•Governance and Nominating Committee

•Personnel and Benefits Committee

•Asset/Liability and Risk Committee

Audit and Compliance/CRA Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the financial reporting and accounting processes of ChoiceOne. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm and reviews its fees for audit and non-audit services and the scope and results of audits performed by it. The Audit Committee also reviews ChoiceOne’s internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Audit Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Roxanne M. Page (Chairperson), Keith D. Brophy, Jack G. Hendon, and Dennis C. Nelson serve on the Audit Committee. ChoiceOne has designated Ms. Page as an audit committee financial expert as defined by rules of the SEC. All of the members of the Audit Committee are “independent” directors as defined by the rules of the SEC and Nasdaq Listing Rules. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company, and may retain outside counsel or other experts for this purpose at the expense of the Company. The Audit Committee met five times during 2017.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank’s loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the Board of Directors so authorizes. As of the date of this proxy statement, Raymond A. Lanning (Chairperson), Greg L. Armock, James A. Bosserd, Paul L. Johnson, Nels W. Nyblad and Roxanne M. Page serve on the Executive and Loan Review Committee. The Executive and Loan Review Committee met thirteen times during 2017.

Governance and Nominating Committee. The Governance and Nominating Committee administers the process of nominations for directorships and coordinates ChoiceOne’s corporate governance initiatives and policies. The Governance and Nominating Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Governance and Nominating Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Paul L. Johnson (Chairperson), Keith D. Brophy, and Jack G. Hendon serve on the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are “independent” directors as defined by Nasdaq Listing Rules. The Governance and Nominating Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Governance and Nominating Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Governance and Nominating Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Governance and Nominating Committee met four times during 2017.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee:

•Reviews from time to time the personnel policies and programs of ChoiceOne, and submits recommendations to the Board of Directors;

•Administers the equity plans of ChoiceOne that are approved by the Board of Directors;

•Reviews the administration of and proposed changes to the retirement and welfare benefit plans of ChoiceOne that are approved by the Board of Directors;

•Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;

•Makes any determinations and approvals relating to incentive-based compensation (with the ratification of the Board of Directors) as required to comply with applicable tax laws;

•While meeting outside of the presence of the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those corporate goals and objectives, and determines the compensation of the Chief Executive Officer based on the evaluation for recommendation to the Board of Directors; and

•While meeting outside of the presence of the Chief Executive Officer, determines the long-term incentive component of the compensation of the Chief Executive Officer, taking into consideration ChoiceOne’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to ChoiceOne’s Chief Executive Officer in past years.

The Personnel and Benefits Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Personnel and Benefits Committee charter can be found in the Investor Relations Section of ChoiceOne’s website at www.choiceone.com. All of the members of the Personnel and Benefits Committee are “independent” directors as defined by the rules of the SEC and the Nasdaq Listing Rules. As of the date of this proxy statement Jack G. Hendon (Chairperson), Paul L. Johnson, Dennis C. Nelson, and Nels W. Nyblad serve on the Personnel and Benefits Committee. Kelly J. Potes attends meetings but is not a member of this committee. The Personnel and Benefits Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Personnel and Benefits Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Personnel and Benefits Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer, subject to approval by the committee and such limitations and reporting responsibilities as the committee in its discretion shall require. The Personnel and Benefits Committee will not delegate to executive officers its authority to approve awards of stock options or other stock compensation. The Personnel and Benefits Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Personnel and Benefits Committee met four times during 2017.

Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee oversees and assesses the adequacy of the Company’s management of key risks including credit risk, asset/liability risk, liquidity risk, and operational risk. The committee is also responsible for monitoring the Company’s risk management profile and obtaining reasonable assurance of adherence to the Company’s risk management policies. The committee reviews and approves the Company’s policies, plans and programs relating to risk management, and monitors the effectiveness of the Company’s risk management programs. The Asset/Liability and Risk Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Asset/Liability and Risk Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, James A. Bosserd (Chairman), Greg L. Armock, Raymond A. Lanning, Dennis C. Nelson, and Roxanne M. Page serve on the Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee may delegate responsibility for the assessment of certain risks to various committees of management or the Board of Directors, which shall report and make recommendations to the committee concerning specific areas of risk. The Asset/Liability and Risk Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Asset/Liability and Risk Committee met four times during 2017.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this leadership structure is preferred by a significant number of the Company’s shareholders.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through the Asset/Liability and Risk Committee and the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Nominations of Directors

The Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. The Governance and Nominating Committee will ultimately determine whether a recommendation will result in a nomination. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers various factors and believes that each candidate should:

•be chosen without regard to sex, race, religion or national origin;

•be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•possess substantial and significant experience that would be of particular importance to ChoiceOne in the performance of the duties of a director;

•have sufficient time available to devote to the affairs of ChoiceOne in order to carry out the responsibilities of a director; and

•have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

A shareholder may nominate a candidate for director in accordance with ChoiceOne’s Restated Articles of Incorporation. A shareholder nominating a director must send a written notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•the name, age, business address and residence address of the nominee;

•the principal occupation or employment of the nominee;

•the number of shares of common stock of ChoiceOne that the nominee beneficially owns;

•a statement that the nominee is willing to be nominated and to serve; and

•such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Anti-Hedging Policy

Our anti-hedging policy aligns the interests of our directors and executive officers with our shareholders. The policy prohibits our directors and executive officers from purchasing any instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of ChoiceOne’s common stock, including short-selling, equity swaps, collars, exchange funds, put or call options, or prepaid variable forward contracts.

Board Meetings and Attendance

During 2017, the ChoiceOne Board of Directors held twelve regular meetings and no special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the periods that they served.

Annual Meeting Attendance

ChoiceOne expects all of its directors to attend its annual meeting of shareholders. All directors attended the 2017 annual meeting.

Communicating with the Board of Directors

Shareholders and interested parties may communicate with members of ChoiceOne’s Board of Directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Mary J. Johnson, Secretary, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345. All correspondence will be forwarded directly to the applicable members of the Board of Directors.

Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2017, by each of ChoiceOne’s directors and nominees for director, each of the named executive officers and all of ChoiceOne’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)	Shares Underlying Unexercised Options	Total Beneficial Ownership(3)	Percent of Class
Greg L. Armock	17,229			17,229	*
James A. Bosserd	7,459	14,342	8,000	29,801	*
Keith D. Brophy	4,435	1,664		6,099	*
Jack G. Hendon	10,786			10,786	*
Paul L. Johnson	4,547	48,189		52,736	1.5%
Raymond A. Lanning	36,844	735		37,579	1.1%
Dennis C. Nelson	5,462			5,462	*
Nels W. Nyblad	15,752	16,538		32,290	*
Roxanne M. Page	1,307	1,832		3,139	*
Kelly J. Potes	3,034	15,646	9,000	27,680	*
Bradley A. Henion	135		2,000	2,135	*
Adom J. Greenland	472	1,823	2,000	4,295	*

All directors, nominees for director and executive officers as a group	115,465	167,318	30,000	312,783	9.1%

*Less than 1%.

(1)The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.

(2)These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.

(3)Total beneficial ownership includes 25,521 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of employees, of which executive officers of ChoiceOne are administrators. Of the 25,521 shares of ChoiceOne common stock in this plan, the directors and executive officers have included 8,518 shares in this table as beneficially owned with sole voting and dispositive power. The remaining 17,003 shares are reported as beneficially owned with shared voting or dispositive power and the officers and directors disclaim beneficial ownership of such shares.

Five Percent Shareholders

No person or group is known to ChoiceOne to be a beneficial owner of 5% or more of ChoiceOne’s outstanding shares of common stock as of December 31, 2017.

Executive Compensation

Summary of Executive Compensation

The following table shows certain information concerning the compensation earned by each person who served as the Chief Executive Officer during the fiscal year ended December 31, 2017 and each of ChoiceOne’s two most highly compensated executive officers other than the persons who served as Chief Executive Officer who were serving as executive officers as of the fiscal year ended December 31, 2017 (together, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)(2)	Stock Awards(3)	Option Awards(4)	Non-equity Incentive Plan Compensation(5)	All Other Compensation	Total
Kelly J. Potes President and Chief Executive Officer of ChoiceOne and Bank	2017	$250,500	$11,500	$12,780	$25,000	$16,879	$316,659
	2016	$231,439	$14,220	$0	$20,000	$15,424	$281,083

Bradley A. Henion Vice President of ChoiceOne and Senior Vice President of Bank	2017	$157,900	$11,500	$3,195	$13,400	$2,638	$188,633
	2016	$150,000	$14,220	$0	$0	$2,520	$166,740

Adom J. Greenland Senior Vice President of Bank	2017	$145,000	$11,500	$3,195	$9,200	$4,995	$173,890

(1)Includes salary deferred under the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan.

(2)The amount reported includes directors’ fees paid to Mr. Potes totaling $19,500 in 2016 and $3,000 in 2017 (with respect to service during the fourth quarter of 2016).

(3)The values of all stock awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company’s 2017 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Stock awards consist of awards of restricted stock units granted on April 15, 2017, which will vest in equal installments over three years on the grant date anniversary. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

(4)The fair values of all option awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company’s 2017 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Option awards granted in 2017 consist of awards of non-qualified stock options granted on April 15, 2017, of which 25% were immediately vested and exercisable with the remaining 75% to vest in equal installments over three years on the grant date anniversary. No option awards were granted in 2016. Grantee’s right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan’s provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation method.

(5)Reflects the dollar value of non-equity incentive plan compensation earned during 2017.

Change in Control Agreement

On May 13, 2016, ChoiceOne entered into a Change in Control Agreement (the “Change in Control Agreement”) with Mr. Potes, the President and Chief Executive Officer of ChoiceOne. Pursuant to the Change in Control Agreement, Mr. Potes will receive severance benefits if, during term of the Change in Control Agreement and either following a Change in Control or during an Active Change in Control Proposal Period (each as defined in the Change in Control Agreement), Mr. Potes is terminated by ChoiceOne without cause or terminates his employment for good reason (as “cause” and “good reason” are defined in the Change in Control Agreement). The Personnel and Benefits Committee believes the “double trigger” of requiring both a change in control and termination of employment provides an appropriate balance of protection for both ChoiceOne and Mr. Potes.

Mr. Potes will receive a lump-sum payment equal to three times his annual base salary and compensation for health benefit continuation and an automobile allowance through the end of the term of the Change in Control Agreement. All unvested equity awards granted to Mr. Potes will automatically vest upon a Change in Control. The Change in Control Agreement includes a Section 280G cap that limits payments under the agreement as necessary to avoid tax penalties under Section 280G of the Internal Revenue Code.

Receipt of Mr. Potes’ severance benefits is conditioned on obtaining a release and resignation from all of Mr. Potes’ positions with ChoiceOne and the Bank. Additionally, the Change in Control Agreement includes non-competition provisions prohibiting Mr. Potes from soliciting ChoiceOne’s customers and employees for a period of eighteen months after termination of Mr. Potes’ employment.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 to ChoiceOne’s Form 10-Q for the quarter ended March 31, 2016.

401(k) Plan and Employee Stock Ownership Plan

The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan are qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”).

The purpose of the 401(k) plan is to permit Bank employees, including the named executive officers, to save for retirement on a pre-tax basis. In addition to an employee’s pre-tax contributions, the Bank may contribute discretionary matching or profit-sharing payments to the 401(k) plan. If the Bank contributes any matching contributions, those contributions are immediately vested. If the Bank contributes profit-sharing payments to the 401(k) plan, those contributions will become fully vested after six years of a participant’s vesting service. The Bank has generally made a contribution to the 401(k) plan each year. A discretionary match was made for 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2017. The share and unit amounts and the exercise prices below have been adjusted to reflect the 5% stock dividend paid by the Company on May 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Units of Stock that has Not Vested(2)	Market Value of Units of Stock that Has Not Vested
Kelly J. Potes	6,300	2,100	$22.19	12/15/25	210	$4,998
	1,575	4,725	21.90	4/14/27	420	9,996
					525	12,495
Bradley A. Henion	1,575	525	$22.19	12/15/25	420	$9,996
	394	1,181	21.90	4/14/27	525	12,495
Adom J. Greenland	1,575	525	$22.19	12/15/25	210	$4,998
	394	1,181	21.90	4/14/27	420	9,996
					525	12,495

(1)The exercisable non-qualified stock options held by the named executive officers as of December 31, 2017 were granted on December 16, 2015 and April 15, 2017, and were 25% immediately vested and exercisable with the remaining 75% to vest in equal installments over three years on the grant date anniversary. Grantee’s right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan’s provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred.

(2)Consists of restricted stock units granted on April 15, 2015, April 15, 2016 and April 15, 2017, respectively, which will vest in equal installments over three years on the grant date anniversary. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

Director Compensation

The following table provides information concerning the compensation of directors for ChoiceOne’s last completed fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(2)	All Other Compensation	Total
Frank G. Berris	$20,875	$0	$20,875
James A. Bosserd	30,125	0	30,125
Keith D. Brophy(1)	24,875	0	24,875
K. Timothy Bull	26,000	0	26,000
William F. Cutler, Jr.(1)	22,000	0	22,000
Jack G. Hendon(1)	26,250	0	26,250
Paul L. Johnson	37,000	0	37,000
Raymond A. Lanning(1)	25,375	0	25,375
Dennis C. Nelson	24,125	0	24,125
Nels W. Nyblad(1)	26,375	0	26,375
Roxanne M. Page	27,875	0	27,875
Kelly J. Potes(1)	3,000	0	3,000

(1)Directors may elect to defer fees otherwise payable in cash and instead receive payment in the form of ChoiceOne common stock pursuant to the Directors Stock Purchase Plan described in the narrative below. For 2017, Messrs. Cutler, Lanning, Nyblad, and Potes each elected to receive 100% of their fees in the form of ChoiceOne stock. Messrs. Brophy and Hendon each received 50% of their fees in the form of ChoiceOne stock.

(2)Fees reflect amounts paid in 2017 with respect to service during the fourth quarter of 2016.

During 2017, ChoiceOne compensated its directors with a retainer of $2,600 for the Chairperson, and $2,000 for each other director. ChoiceOne directors did not receive per-meeting compensation for participation in Board of Directors meetings.

During 2017, the Bank compensated its directors with an annual retainer as follows: $7,500 for the Audit Committee Chairperson, $13,400 for the Chairperson, $7,000 for the Personnel Committee Chairperson, and $6,000 for each other director. Bank directors received compensation at the rate of $1,000 per meeting when attended in person or via phone participation. In addition, Bank directors received compensation for meetings of any committee of the Board of Directors of the Bank on which they served, including interim loan committee meetings and training sessions, at a rate of $375 per meeting when attended in person or via phone participation.

Effective as of January 1, 2017, Mr. Potes, as President and Chief Executive Officer of the Company, is not entitled to any additional compensation related to his service as a director.

Under ChoiceOne’s Directors’ Stock Purchase Plan, a director may elect to receive payment of 25%, 50%, 75% or 100% of his or her director fees in the form of ChoiceOne common stock. On each quarterly payment date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock determined by a poll of ChoiceOne’s market makers on the last day of the month preceding the quarterly payment date.

Potential Payments Upon Termination or Change in Control

Pursuant to the Change in Control Agreement between ChoiceOne and Mr. Potes, Mr. Potes may be entitled to certain severance benefits following a change in control, as described above under the heading “Change in Control Agreement,” which description is here incorporated by reference.

ChoiceOne has granted certain equity awards pursuant to the Stock Incentive Plan of 2012 that are subject to accelerated full vesting upon a change in control of ChoiceOne.

The following table summarizes the potential payments and benefits payable to each of ChoiceOne’s named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment took place on December 31, 2017.

Triggering Event and Payments/Benefits	Adom J. Greenland	Bradley A. Henion	Kelly J. Potes
Change in Control(1)(2)	$28,074	$25,575	$739,128
Death(3)(4)	$155,551	$165,830	$259,973
Disability or Retirement(4)	$10,551	$8,330	$12,773

(1)Pursuant to Mr. Potes’ Change in Control Agreement, Mr. Potes will receive severance benefits if, during term of the Agreement and either following a Change in Control or during an Active Change in Control Proposal Period (each as defined in the Change in Control Agreement), Mr. Potes is terminated by ChoiceOne without cause or terminates his employment for good reason (as “cause” and “good reason” are defined in the Change in Control Agreement). The payments to Mr. Potes under his Change in Control Agreement after a change in control are limited by Section 280G of the Code. The amount shown in the table for Mr. Potes reflects this limitation.

(2)In accordance with the Stock Incentive Plan of 2012, all outstanding unvested equity awards and stock options shall become immediately fully vested upon a change in control. The amount shown includes the value of accelerated vesting of restricted stock units and stock options.

(3)The Bank obtained bank-owned life insurance on key executives and, if the executive dies while still working for the Bank, the estate will receive one full year of compensation.

(4)In accordance with the Stock Incentive Plan of 2012, restrictions on all outstanding unvested restricted stock units will be removed on a pro rata basis equal to the total number of such awards multiplied by the number of full months elapsed since grant date divided by the total number of full months in the respective restricted period upon death, disability, or retirement.

Audit Committee Report

The Audit and Compliance/CRA Committee (“Audit Committee”) reviews and supervises ChoiceOne’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne’s audited financial statements for the year ended December 31, 2017 included in the 2017 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne’s independent auditors – who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles – the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with them their independence from ChoiceOne’s management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne’s Board of Directors that the audited financial statements for the year ended December 31, 2017 be included in ChoiceOne’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Roxanne M. Page (Chair)
Keith D. Brophy
Jack G. Hendon
Dennis C. Nelson

Related Matters

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the SEC. SEC regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2017 through December 31, 2017, except that one report on Form 4 reporting one untimely-reported transaction was filed for each of Mr. Braford and Mr. Lampen.

Transactions with Related Persons

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2017 and December 31, 2017. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. None of these loan relationships presently in effect were in default as of the date of this proxy statement.

Frank G. Berris, a former director of ChoiceOne and the Bank, owns all of the equity interest of JFB Real Estate, LLC (“JFB”). In 2004, the Bank entered into a lease with JFB for the portion of a building housing the Bank’s Appletree Branch for a period of three years, with options to extend the lease for five additional three-year terms. The Bank exercised its option to extend the lease in 2007, 2010, 2013, and 2016. The current term of the lease will expire on September 30, 2019 unless the Bank exercises its option to extend. The Bank is obligated to make lease payments of $158,424 in the aggregate for the period beginning on October 1, 2016 and ending on September 30, 2019.

The Audit Committee is responsible for the review and approval of any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K).

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (“Plante Moran”) has been selected to serve as ChoiceOne’s independent auditors for 2018. Plante Moran also served as ChoiceOne’s independent auditors for 2017.

Representatives of Plante Moran are not expected to attend the annual meeting. If a representative of Plante Moran attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions. In accordance with SEC rules, ChoiceOne’s Audit Committee has adopted a Pre-Approval Policy. Under the Pre-Approval Policy, all audit and non-audit services need to be pre-approved by the Audit Committee.

The Pre-Approval Policy permits the Audit Committee to delegate to one or more of its members pre-approval decisions. The member or members to whom such authority is delegated shall report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has identified certain services that do not impair the independence of the independent auditors and granted general pre-approval for those services. All services that do not have general pre-approval must be specifically pre-approved by the Audit Committee. The Audit Committee will periodically set pre-approval fee levels for all services to be provided by the independent auditors. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

The Pre-Approval Policy requires the independent auditors to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding specific services to be provided.

Requests or applications to provide services that require separate pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Executive Officer or Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All fees paid to Plante Moran for services performed in 2017 and 2016 were pre-approved pursuant to this policy.

Audit Fees. ChoiceOne paid to Plante Moran $103,000 during 2017 and $105,400 during 2016 (including $6,000 paid in 2016 for services provided in 2015) for the audit of ChoiceOne’s annual financial statements and review of financial statements included in ChoiceOne’s quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings.

Audit-Related Fees. ChoiceOne paid to Plante Moran $3,000 during 2017 and $5,000 during 2016 for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne’s financial statements and are not reported under “Audit Fees” above. Services included a HUD FHA audit.

Tax Fees. ChoiceOne paid to Plante Moran $13,500 during 2017 and $12,950 during 2016 for tax compliance, tax advice and tax planning. Tax services included preparing ChoiceOne’s federal and state tax returns.

All Other Fees. ChoiceOne paid to Plante Moran $2,620 in 2017 for consultation regarding investment portfolio sale and $870 in 2016 for consultation regarding depreciation and equity awards.

Shareholder Proposals

If you would like a proposal to be presented at the 2018 annual meeting of shareholders and if you would like your proposal to be considered for inclusion in ChoiceOne’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by December 20, 2018 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2018 annual meeting of shareholders must be submitted in accordance with ChoiceOne’s Bylaws and must be received by ChoiceOne by December 20, 2018.

Form 10-K Report Available

ChoiceOne’s Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

CHOICEONE FINANCIAL SERVICES, INC.
STOCK INCENTIVE PLAN OF 2012
(as amended March 28, 2018)

SECTION 1

Establishment Of Plan; Purpose Of Plan

1.1 Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2012 for its corporate and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and other stock-based and stock-related awards.

1.2 Purpose of Plan. The purpose of the Plan is to provide Participants with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of Participants with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that the Plan may provide performance-based compensation under Section 162(m) of the Code.

SECTION 2

Definitions

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1 “Act” means the Securities Exchange Act of 1934, as amended.

2.2 “Affiliate” means any organization controlling, controlled by or under common control with the Company.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control,” unless otherwise defined in an Incentive Award agreement, means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the “beneficial owner” (as defined in Rule 13d3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the Board; or (c) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company which would result in a Change in Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Each reference in this Plan to a section or sections of the Code, unless otherwise noted, shall be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

2.6 “Committee” means the Personnel and Benefits Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two members of the Board and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in Section 162(m) of the Code.

2.7 “Common Stock” means the Company’s common stock, no par value per share.

2.8 “Company” means ChoiceOne Financial Services, Inc., a Michigan corporation, and its successors and assigns.

2.9 “Continuing Directors” means the individuals who were either (a) first elected or appointed as a director prior to January 1, 2012, or (b) subsequently appointed as a director, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.10 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) the period of time after the beginning of the Performance Period and before 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.11 “Director” means a member of the Board.

2.12 “Disability” means an inability of a Participant to perform his or her employment duties due to physical or mental disability for a continuous period of 180 days or longer and the Participant is eligible for benefits under the Company’s long-term disability policy, if any.

2.13 “Employee” means an employee of the Company or one of its Subsidiaries or Affiliates.

2.14 “Incentive Award” means the award or grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Stock Award, or another stock-based or stock-related award, to a Participant pursuant to the Plan.

2.15 “Market Value” on any given date means: (a) if the security is listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, the last reported sales price on the date in question, or if the security shall not have been traded on the principal exchange on the applicable date, the last reported sales price on the first day before that date on which such security was so traded; (b) if the security is not so listed for trading but is traded in the over-the-counter market, the fair market value determined by the Committee in good faith, taking into account such factors as it considers advisable in a manner consistent with the valuation principles of Section 409A of the Code, except when the Committee expressly determines not to use Section 409A valuation principles, which determination shall be final and binding on all parties. Factors that the Committee may, but need not, consider when determining Market Value include, without limitation, the prices at which recent sales of Common Stock have been made, and the most recent reported bid and asked prices of the Common Stock as reported by the Company’s market makers on the applicable date.

2.18 “Participant” means a corporate officer or any key employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

2.19 “Performance” means the level of achievement of the performance goals established by the Committee pursuant to Section 10.1.

2.20 “Performance Measures” means measures as described in Section 10 on which the performance goals are based.

2.21 “Performance Period” means the period of time during which the performance goals must be met to determine the degree of payout, the vesting, or both, with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

2.22 “Performance-Based Compensation” means compensation under an Incentive Award that satisfies the requirements of Section 162(m) of the Code for certain “performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Incentive Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

2.23 “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.24 “Plan” means the ChoiceOne Financial Services, Inc. Stock Incentive Plan of 2012 as set forth herein, as it may be amended from time to time.

2.25 “Restricted Period” means the period of time during which Restricted Stock, Restricted Stock Units or other stock-based or stock-related awards that are awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Sections 7 or 8. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.26 “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 7 of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section 7.

2.27 “Restricted Stock Unit” means an award to a Participant pursuant to Section 7 of the Plan and described as a “Restricted Stock Unit” in Section 7.

2.28 “Retirement” means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed six years of service with the Company or any of its Subsidiaries or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

2.29 “Stock Appreciation Right” or “SAR” means any right granted to a Participant pursuant to Section 6 of the Plan.

2.30 “Stock Award” means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

2.31 “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.32 “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

2.33 “Termination” or “Cessation” of employment shall be considered to occur on the date on which the Employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the Employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Employee continues to receive compensation from the Company or any of its Subsidiaries after such date. The following shall not be considered such a termination or cessation: (i) a transfer of an employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment as an officer with continued service as an Employee or director.

SECTION 3

Administration

3.1 Power and Authority. The Committee shall administer the Plan. The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who may be members of the Committee or Employees, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan or as may be necessary to ensure, to the extent that the Committee so desires, that the Plan provides Performance-Based Compensation, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

3.2 Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

3.3 Amendments or Modifications of Incentive Awards. Subject to Section 12, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided such actions do not cause an Incentive Award not already subject to Section 409A of the Code to become subject to Section 409A of the Code, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 shall be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that such grant of new Incentive Awards shall be considered to be a new grant for purposes of Section 409A of the Code and shall be made at Market Value on the date of grant and, provided further, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants.

3.4 Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company’s or any Subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares available for Incentive Awards under the Plan shall be 200,000 shares of Common Stock; plus shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or that expire or terminate prior to the exercise or vesting of the Incentive Awards in full and shares that are surrendered to the Company in connection with the exercise or vesting of Incentive Awards, whether previously owned or otherwise subject to such Incentive Awards. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), and shares issued and otherwise reacquired by the Company.

4.2 Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 25% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award theretofore issued or that may thereafter be issued as Performance-Based Compensation. The purpose of this Section 4.2 is to ensure that the Plan may provide Performance-Based Compensation and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

4.3 Adjustments.

(a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to outstanding Incentive Awards and available for issuance under the Plan, together with applicable exercise prices and base prices and the limitation provided in Section 4.2, shall be adjusted in such manner and at such time as shall be equitable under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

(b) Other Actions Affecting Common Stock. If there occurs, other than as described in Section 4.3(a), any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under the Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under the Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.

SECTION 5

Stock Options

5.1 Grant. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until such shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options.

5.2 Stock Option Agreements. Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this Section 5 shall govern.

5.3 Stock Option Exercise Price and Grant Date. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in shares of Common Stock or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, provided that such amendment would not cause a Stock Option to become subject to Section 409A of the Code. Except as limited by the Act, the Sarbanes-Oxley Act of 2002 or other laws, rules or regulations, the Committee may from time to time authorize payment of all or a portion of the Stock Option exercise price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve; provided, however, that such promissory note or other deferred payment installments shall be with full recourse and shall bear a market rate of interest. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5 Stock Options Granted to Ten Percent Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6 Limits on Exercisability. Stock Options shall be exercisable for such periods, not to exceed 10 years and one day from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7 Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.8 Termination of Employment. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

(a) General. If a Participant is no longer employed by the Company or its Subsidiary for any reason other than the Participant’s Retirement, death, Disability or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of employment, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination.

(b) Death. If a Participant dies either while an Employee or otherwise during a time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after such Participant’s death to the extent that the Participant was entitled to exercise the Stock Options on the date of death or termination, whichever first occurred, but not beyond the original term of the Stock Options.

(c) Disability. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant’s Disability, he or she may exercise his or her Stock Options in accordance with their terms for one year after he or she ceases to be employed unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

(d) Participant Retirement. If a Participant ceases to be employed by the Company or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for three years after such termination of employment unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

(e) Termination for Cause. If a Participant’s employment is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted to him or her. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

SECTION 6

Stock Appreciation Rights

6.1 Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. An SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares on the date of the grant. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

6.2 Exercise; Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Market Value of the shares subject to the Stock Option exceeds the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment.

SECTION 7

Restricted Stock and Restricted Stock Units

7.1 Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of performance goals established by the Committee) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment and/or achievement of performance goals established by the Committee) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit shall be equal to one share of Common Stock and shall entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock Units shall be settled no later than the 15th day of the third month after the Restricted Stock Units vest. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable pursuant to Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

7.2 Restricted Stock Agreements. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless the restricted stock or restricted stock unit agreement or certificate of award provides otherwise, awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 7.

7.3 Vesting. The grant, issuance, retention, vesting and settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of Restricted Stock Units and shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

7.4 Termination of Employment. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

(a) General. If a Participant ceases to be an Employee during the Restricted Period for any reason other than death, Disability, Retirement or termination for cause, each share of Restricted Stock and Restricted Stock Unit still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b) Death, Retirement or Disability. In the event a Participant terminates his or her employment with the Company because of death, Disability or Retirement during the Restricted Period, the restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically with respect to that respective number of such shares or Restricted Stock Units (rounded to the nearest whole number) equal to the respective total number of such shares or Restricted Stock Units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective Restricted Period; provided, that if such Restricted Stock or Restricted Stock Units are subject to attainment of performance goals, then the restrictions shall not lapse until the end of the applicable performance period and then only after it is determined that the Company shall have attained such performance goals. All remaining shares of Restricted Stock and Restricted Stock Units shall be forfeited and returned to the Company; provided, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock and Restricted Stock Units either before or after the death, Disability or Retirement of the Participant.

(c) Termination for Cause. If a Participant’s employment is terminated for cause, the Participant shall have no further right to receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

7.5 Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) neither shares of Restricted Stock nor Restricted Stock Units may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

7.6 Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the ChoiceOne Financial Services, Inc. Stock Incentive Plan of 2012 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

7.7 Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant’s restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock or Restricted Stock Units shall be made no later than the 15th day of the third month following the date the dividends are paid to shareholders.

7.8 Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

SECTION 8

Stock-Based Awards

8.1 Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, in addition to any Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units that a Participant may be granted under the Plan, a Participant may be granted one or more other types of awards based on or related to shares of Common Stock (including the grant of Stock Awards). Such awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. Notwithstanding the previous sentence, the shares of stock subject to Stock Awards shall be issued no later than the 15th day of the third month after the end of the calendar year in which the award is granted. Such awards shall be expressed in terms of shares of Common Stock or denominated in units of Common Stock. For purposes of determining the number of shares available under the Plan, each such unit shall count as the number of shares of Common Stock to which it relates.

8.2 Rights as a Shareholder.

(a) Stock Awards. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to a Stock Award shall be made no later than the 15th day of the third month following the date the dividends are paid to shareholders.

(b) General. With respect to shares of Common Stock subject to awards granted under the Plan other than Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, a Participant shall have such rights as determined by the Committee and set forth in the respective award agreements; and the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to such awards as it considers appropriate.

SECTION 9

Change in Control

9.1 Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable in full immediately prior to the effective time of a Change in Control and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

9.2 Cash Payment for Stock Options and Stock Appreciation Rights. If a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options and/or Stock Appreciation Rights shall receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Stock Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options and/or the base price per share of such Stock Appreciation Rights. Upon a Participant’s receipt of such amount with respect to some or all of his or her Stock Options and/or Stock Appreciation Rights, the respective Stock Options and/or Stock Appreciation Rights shall be cancelled and may no longer be exercised by such Participant.

SECTION 10

Performance Measures

10.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section 10, the performance goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be based shall be limited to the following Performance Measures:

(a)Net income (before or after taxes, interest, depreciation, and/or amortization);

(b)Net income per share;

(c)Return on equity;

(d)Cash earnings;

(e)Cash earnings per share (reflecting dilution of the Common Stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends);

(f)Cash earnings return on equity;

(g)Operating income;

(h)Operating income per share;

(i)Operating income return on equity;

(j) Return on assets;

(k)Cash flow;

(l)Cash flow return on capital;

(m)Return on capital;

(n)Productivity ratios;

(o)Share price (including without limitation growth measures, total shareholder return or comparison to indices);

(p)Expense or cost levels;

(q)Margins;

(r)Operating efficiency;

(s)Efficiency ratio;

(t)Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;

(u)Economic value added measurements;

(v)Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas;

(w)Reduction of losses, loss ratios, expense ratios or fixed costs;

(x)Employee turnover;

(y)Specified objective social goals;

(z)Noninterest income;

(aa)Loan growth;

(bb)Deposit growth; and

(cc)Interest income

One or more Performance Measures may be used to measure the performance of one or more of the Company, its Subsidiaries, its Affiliates, or any combination of the foregoing, compared to pre-determined levels, as the Committee may deem appropriate, or compared to the performance of a pre-established peer group, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 10.

10.2 Evaluation of Performance. The Committee may provide in any such Incentive Award that any evaluation of Performance may include or exclude any of the following events or their effects that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable fiscal year, (f) acquisitions, mergers, divestitures or accounting changes, (g) amortization of goodwill or other intangible assets, (h) discontinued operations, and (i) other special charges or extraordinary items. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

10.3 Committee Discretion. In the event that applicable tax laws, securities laws, or both, change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 10.1.

10.4 Adjustment of Performance-Based Compensation. Incentive Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be increased or adjusted upward. The Committee shall retain the discretion to decrease or adjust such Incentive Awards downward, and such Incentive Awards may be forfeited in whole or in part.

10.5 Performance-Based Compensation Conditioned on Performance. Payment of Performance-Based Compensation to a Participant for a Performance Period under this Plan shall be entirely contingent upon achievement of the performance goals established by the Committee pursuant to this Section 10, the satisfaction of which must be substantially uncertain when established by the Committee for the Performance Period.

10.6 Time of Determination of Performance Goals by Committee. All performance goals to be made by the Committee for a Performance Period pursuant to this Section 10 shall be established in writing by the Committee during the first 90 days of such Performance Period and before 25% of the Performance Period has elapsed.

10.7 Objective Standards. Performance-Based Compensation shall be based solely upon objective criteria, consistent with this Section 10, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Performance-Based Compensation to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 10 of the Plan, it may not amend or waive such criteria after the 90th day of the respective Performance Period with respect to an Incentive Award intended to qualify as Performance-Based Compensation. The Committee shall have no authority or discretion to increase any Performance-Based Compensation or to construct, modify or apply the measurement of a Participant’s Performance in a manner that will directly or indirectly increase the Performance-Based Compensation for the Participant for any Performance Period above the amount determined by the applicable objective standards established within the time period set forth in Section 10.6.

SECTION 11

General Provisions

11.1 No Rights to Incentive Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

11.2 Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

11.3 Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.4 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

11.5 No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

11.6 No Liability of Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

11.7 Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant’s employment with the Company and its Subsidiaries is under consideration.

11.8 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

11.9 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

11.10 Compliance with 409A. The Plan is intended to provide Incentive Awards that are exempt from Section 409A of the Code as either exempt equity awards under Treasury Regulation Section 1.409A-1(b)(5) or as exempt short-term deferrals under Treasury Regulation Section 1.409A-1(b)(4), and is to be interpreted and operated consistently with those intentions.  To the extent that the Committee determines that any Incentive Award granted hereunder is subject to Section 409A of the Code, the agreement evidencing such Incentive Award shall incorporate the terms and conditions necessary to avoid the tax consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and agreements shall be interpreted in accordance with Section 409A of the Code.

SECTION 12

Termination and Amendment

12.1 Board and Committee Actions. The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.1, respectively (ii) reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, (iii) increase the individual maximum limits in Section 4.2 or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under the rules or listing requirements of any national securities exchange on which the Company’s Common Stock is traded, and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code.

12.2 No Impairment. Notwithstanding anything to the contrary in Section 12.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder’s consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any tax or accounting standard, law or regulation.

SECTION 13

Effective Date and Duration of the Plan

The Plan shall take effect February 22, 2012, subject to approval by the shareholders at the 2012 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after February 22, 2022.

CHOICEONE FINANCIAL SERVICES, INC. P.O. BOX 186 SPARTA, MI 49345-0186

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY
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			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			All	All	Except
			☐	☐	☐
1.	Election of Directors

Nominees

01.	Greg L. Armock 02 James A. Bosserd 03 Paul L. Johnson 04 Roxanne M. Page

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2.	Advisory approval of the Company’s executive compensation (the say-on-pay vote).						☐	☐	☐

3.	Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.						☐	☐	☐

4.	Approval of an amendment to the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000377636_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Attendance Card are available at www.proxyvote.com

CHOICEONE FINANCIAL SERVICES, INC. Annual Meeting of Shareholders May 23, 2018 11:00 AM This proxy is solicited by the Board of Directors

The shareholder hereby appoints Mary J. Johnson, Dennis C. Nelson, and Kelly J. Potes, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHOICEONE FINANCIAL SERVICES, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 23, 2018, at the Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all Director Nominees and FOR Proposals 2, 3, and 4 and in their discretion on any other matters that may come before or that are incident to the conduct of the meeting, including any vote to adjourn the meeting.

Continued and to be signed on reverse side

0000377636_2    R1.0.1.17